As of December 31, 2011, the following persons or entities now own more than 25% of a funds voting security.

Person/Entity

PROFUND VP BIOTECHNOLOGY
AXA EQUITABLE LIFE INSURANCE COMPANY SA 49
29.67%

PROFUND VP INTERNATIONAL
NATIONWIDE LIFE INSURANCE COMPANY  42.29%

PROFUND VP EUROPE 30
ING USA ANNUITY AND LIFE INSURANCE CO  31.43%

PROFUND VP SHORT INTERNATIONAL
NATIONWIDE LIFE INSURANCE COMPANY  51.05%

PROFUND VP SHORT EMERGING MARKETS
NATIONWIDE LIFE INSURANCE COMPANY 41.90%

PROFUND VP ULTRASHORT NASDAQ-100
NATIONWIDE LIFE INSURANCE COMPANY 81.14%




As of December 31, 2011, the following
persons or entities no longer own
more than 25% of a funds voting security.


PROFUND VP BASIC MATERIALS
WRL SERIES ANNUITY ACCOUNT - LIFE CLASS E
12.98%

PROFUND VP ULTRASHORT NASDAQ-100
MIDLAND NATIONAL LIFE INSURANCE COMPANY  18.10%

PROFUND VP MONEY MARKET
SUN LIFE ASSURANCE COMPANY OF CANADA-US
12.67%

PROFUND VP ULTRASMALL-CAP
WRL SERIES ANNUITY ACCOUNT - LIFE CLASS E
17.98%

PROFUND VP INTERNATIONAL
WRL SERIES ANNUITY ACCOUNT - LIFE CLASS E
20.72%

PROFUND VP SHORT INTERNATIONAL
WRL SERIES ANNUITY ACCOUNT - LIFE CLASS E
20.67%

PROFUND VP SHORT EMERGING MARKETS
MIDLAND NATIONAL LIFE INSURANCE COMPANY   1.01%

PROFUND VP SHORT SMALL-CAP
WRL SERIES ANNUITY ACCOUNT - LIFE CLASS E
17.33%

PROFUND VP SMALL-CAP
WRL SERIES ANNUITY ACCOUNT - LIFE CLASS E
22.56%

PROFUND VP TECHNOLOGY
LINCOLN NATIONAL LIFE INS CO     22.94%